LETTER OF RESIGNATION

November 13, 2006

Board of Directors
Sunrise Real Estate Group, Inc.
Shanghai, P.R.C.

Gentlemen:
The undersigned hereby resigns as a director of Sunrise Real Estate Group, Inc. effective with the approval of Board of Directors.

Sincerely,
_________________________________
CHEN, WEI-HUA